CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291578 on Form S-6 of our report dated January 30, 2026, relating to the financial statements of FT 12704, comprising International Capital Strength Portfolio, Series 70 and SMid Capital Strength Portfolio, Series 70, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 30, 2026